Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report on Form 10-K of BlackRock Direct Lending Corp. (the “Company”) for the period from November 30, 2020 (Inception) to December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Nik Singhal, as Chief Executive Officer of the Company, and Erik L. Cuellar, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 8, 2021

/s/ Nik Singhal
Nik Singhal
Chief Executive Officer
(Principal Executive Officer)

Date: March 8, 2021

/s/ Erik L. Cuellar
Erik L. Cuellar
Chief Financial Officer
(Principal Financial Officer)